EXHIBIT 10.11

                            SUMMARY OF ORAL AGREEMENT
                 BETWEEN XACT AID, INC. AND TACNA INTERNATIONAL

Our first aid products are manufactured by a third party. The components that are included in our various products such as bandages, ointments, etc. are purchased from various vendors and delivered for inclusion in our first aid kits to our fullfillment (manufacturing) outsource Tacna International, headquartered in San Diego, California with production facilities in Tijuana, Mexico.

We have no written agreements with Tacna International, however, the following is a Summary of our oral agreement:

(i) we ship to Tacna our product components, packaging material and instruction inserts;

(ii) Tacna then forwards such material to their affiliated Mexican company, Mam De La Frontera located in Tijuana, Mexico where the products are assembled;

(iii) Mam De La Frontera then ships the finished products back to Tacna in San Diego for direct shipment to our customers. Assembley charges are billed to us at $7.00 per man-hour and the terms of payment are net 45 days.